MAYTAG CORPORATION

                                    Exhibit 23

                         Consent of Independent Auditors.

                          Consent of Independent Auditors





Shareowners and Board of Directors
Maytag Corporation

We consent to the incorporation by reference in Registration Statement Number 33-8249, Registration Statement Number 33-8248, Registration Statement Number 33-6378, Registration Statement Number 33-22228, and Registration Statement Number 33-26620 on Forms S-8; and Registration Statement Number 33-35219 on Form S-3 of Maytag Corporation and in the related Prospectuses of our report dated January 25, 2000, with respect to the consolidated financial statements and schedule of Maytag Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 1999.


                         Ernst & Young LLP


                         Chicago, Illinois
                         March 21, 2000